UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2019 (April 29, 2019)

DISH NETWORK CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	0-26176 (Commission File Number)	88-0336997 (IRS Employer Identification No.)

9601 SOUTH MERIDIAN BLVD. ENGLEWOOD, COLORADO (Address of principal executive offices)	80112 (Zip Code)

(303) 723-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))



Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company 

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On April 29, 2019, DISH held its 2019 Annual Meeting of Shareholders (the “Annual Meeting”).

The following matters were voted upon at the Annual Meeting:

a.

The election of Kathleen Q. Abernathy, George R. Brokaw, James DeFranco, Cantey M. Ergen, Charles W. Ergen, Charles M. Lillis, Afshin Mohebbi, Tom A. Ortolf, and Carl E. Vogel as directors to serve until the 2020 annual meeting of shareholders or until their respective successors shall be duly elected and qualified;

b.	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and
c.	The approval of our 2019 Stock Incentive Plan.

The following are the final voting results for each of the items voted upon at the Annual Meeting:

				Broker
Election of directors:	For	Withheld	Abstain	Non-Votes
Kathleen Q. Abernathy	2,582,161,211	782,935	-	12,678,873
George R. Brokaw	2,551,722,236	31,221,910	-	12,678,873
James DeFranco	2,574,168,014	8,776,132	-	12,678,873
Cantey M. Ergen	2,574,163,909	8,780,237	-	12,678,873
Charles W. Ergen	2,573,675,110	9,269,036	-	12,678,873
Charles M. Lillis	2,555,981,163	26,962,983	-	12,678,873
Afshin Mohebbi	2,575,565,284	7,378,862	-	12,678,873
Tom A. Ortolf	2,547,479,911	35,464,235	-	12,678,873
Carl E. Vogel	2,509,934,956	73,009,190	-	12,678,873

Ratification of the appointment of KPMG LLP:
For				2,594,489,370
Against				1,025,740
Abstain				107,909

Approval of 2019 Stock Incentive Plan:
For				2,454,052,186
Against				128,821,106
Abstain				70,854
Broker Non-Votes				12,678,873

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISH NETWORK CORPORATION
Date: May 1, 2019	By:	/s/Timothy A. Messner
Timothy A. Messner Executive Vice President and General Counsel